UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021

CORNER GROWTH ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-39814	98-1563902
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 Lytton Avenue, Suite 200
Palo Alto, California	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 543-8180

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	COOLU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the units	COOL	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	COOLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2021, Corner Growth Acquisition Corp. (“Corner Growth” or the “Company”) announced the appointment of Jerome “Jerry” Letter, age 46, as Chief Financial Officer and Chief Operating Officer, effective on February 18, 2021. In his capacity as Chief Financial Officer, Mr. Letter will serve as the Company’s principal financial officer and principal accounting officer. In conjunction with Mr. Letter’s appointment, David Kutcher transitioned from his position as Chief Financial Officer of the Company and was appointed to the newly created role of Chief Investment Officer, effective February 18, 2021.

Prior to joining Corner Growth in February 2021, Mr. Letter served in various roles for Airbnb, Inc. (NASDAQ: ABNB) (“Airbnb”) from March 2017 until January 2021, including as a member of the company’s global leadership team as director of operations and finance and as the chief operations and financial officer for Airbnb’s luxury business unit, where he was responsible for home supply and quality, service product design, guest experience/hospitality, strategy, finance, and business operations. From 2005 to 2017, Mr. Letter served as partner, chief financial officer and an investment professional at InterMedia Partners, L.P. (“InterMedia”), a middle-market media and tech focused growth and private equity fund. At InterMedia, Mr. Letter led the execution of multiple buy-side and sell-side transactions while also utilizing operational expertise with portfolio company management to drive value creation post-investment. Prior to that, he was a co-founding executive and vice president of finance for the Yankees Entertainment & Sports Network and before that, he held senior finance positions at Exodus Communications, Inc. and GlobalCenter Inc. in Silicon Valley. Mr. Letter began his career at Arthur Andersen LLP becoming a Certified Public Accountant (currently inactive). Mr. Letter has served on the Board of Directors of Selina Holding Company SE since January 2021. Mr. Letter is a graduate of Indiana University and received his MBA from Columbia Business School.

In connection with the appointment, Mr. Letter has entered into an indemnity agreement and a letter agreement with the Company, each effective as of February 18, 2021, on substantially the same terms as the forms thereof previously filed as Exhibits 10.12 and 10.16, respectively, to the Company’s Registration Statement on Form S-1 (File No. 333-251040).

There are no family relationships between Mr. Letter and any director, executive officer, or person nominated or chosen by the Company to become a director or an executive officer of the Company. There are no transactions between the Company and Mr. Letter that are subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2021

CORNER GROWTH ACQUISITION CORP.

By:	/s/ Jerome Letter
Name: Jerome Letter Title: Chief Financial Officer and Chief Operating Officer

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